NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

TERM ASSIGNMENT OF OIL AND GAS LEASE

State:	Texas
County;	Crockett

Assignor:	Universal Energy Resources, Inc.
Assignor's Address:	2507 N. Frazier Street STE 410 Conroe, TX 77303

Assignee:	Victory Energy Corporation 112 North Curry Street Carson City, NV 89703

Date Executed:	December 3,2007
Effective Date:	December 3,2007

For adequate consideration, Assignor, named above, sells, assigns and transfers to Assignee, named above, 50% interest in the Oil and Gas Lease (the "Lease") described on the attached Exhibit "A", which by this reference is incorporated herein for all purposes, insofar only as the Lease covers the lands described on said Exhibit "A" (the "Lands")

Assignor reserves to itself and excepts from this Assignment an overriding royalty interest on all oil, gas and associated hydrocarbon substances produced, saved, and marketed from the Lease equal to the difference between 26% of 8/8ths and the sum of lessor's royalty and the other revenue burdens affecting the Lease, proportionately reduced (the "Override").

The Override is subject to the terms and provisions of the Lease. The Override is subject to all applicable laws, rules, regulations, and orders of governmental authorities

The Override shall to free and clear of all drilling, developing and operating costs and expenses. However, Assignor shall bear and pay all taxes, present or future, that are applicable to, or connected with, or a lien upon. Assignor's Override or the production attributable to the overriding royalty interest, including, without limitation all production, severance, excise, gathering, transportation, or similar taxes attributable to Assignor's Override. No overriding royalties shall be paid or shall accrue on any oil, gas, casinghead gas, or other hydrocarbon substances or minerals used for operating, development, or production purposes upon die Lands or in treating products to make them marketable, or which arc unavoidably lost. No overriding royalties shall be payable on gas and casinghead gas used for recycling or repressuring operations benefiting the Lands.

No obligations, express or implied, shall arise by reason of Assignor's reservation of the Override, obligating Assignee to keep or maintain the Lease in force and effect by the payment of rentals,

shutin royalties, compensatory royalties, or other payments, or by drilling of wells on the Lands covered by the Lease. It is understood that Assignor is only to receive the Override out of the oil, gas and associated hydrocarbon substances if and when produced and saved from the Lands covered by the Lease.

For the consideration received, Assignor grants to Assignee, its successors, assigns, and /or legal representatives, the right and power to pool and combine without the consent or joinder of Assignor, the Lands covered by the Lease and the Override.

This Assignment shall be binding upon and will inure to the benefit of Assignor and Assignee and their respective heirs, personal representatives, successors, and/or assigns.

For the same consideration Assignor hereby agrees to Warrant and Forever Defend the interest in the Lease conveyed hereby unto Assignee, its succors and assigns, from and against all claims arising by, through or under Assignor, but not otherwise.

This Assignment is for a limited term of three (3) years from the Effective Date and so long thereafter as oil and/or gas are produced in paying quantities from the Lands or from lands pooled therewith or the Lease is otherwise maintained as to the Lands pursuant to the terms thereof.

ASSIGNOR:

UNIVERSAL ENERGY RESOURCES, INC.

By:.Jim Dial
Name:  / Title:President

THE STATE OF TEXAS        )

COUNTY OF MONTGOMERY  )

This instrument was acknowledged before me on the    3rd day of DEC 2007, by Jim Dial, president, Universal Energy Resources, Inc., A Nevada Corporation, on behalf of said corporation.

TRENA RACHEILE HAMAKER
Notary Public, State Of Texas
My Commission Expires
March 18,2012

/s/ Trina R Hamaker
Notary Public, State of Texas

EXHIBIT "A"

WHEREAS; Universal is the designated assignee under that certain “Term Assignment of Oil and Gas Lease" (the Term Lease”) between Adams Fee Properties, Inc., as assignor and Universal Energy Resources, Inc., as Assignee, which term lease is recorded as Document # 149530, Book 684, Page 728, of the Public Records of Crocket County, Texas, encumbering the W/2 of NE/4 of NW/4 of Section 127, Block O, G.H. & S-A. RR Co. Survey, Crocket County, Texas (hereinafter "Adams 127-11") and:

WHEREAS: Universal is the designated assignee under that certain Term Assignment of Oil and Gas Lease" (the “Term Lease") between Adams Fee Properties, Inc., as assignor and Universal Energy Resources, Inc., as assignee, which term lease is recorded as Document # 149126, Block 681, Page 720, of the Public Records of Crocket County, Texas, encumbering the E/2 of NE/4 of NW/4 of Section 127, Block O, G.H. & S-A. RR Co. Survey, Crocket County, Texas (hereinafter "Adams 127-12”) and:

WHEREAS: Universal is the designated assignee under that certain "Term Assignment of Oil and Gas Lease” (the "Term Lease") between Adams Fee Properties, Inc., as assignor and Universal Energy Resources, fInc., as assignee, which term lease is recorded as Document # 149124, Book 681, Page 713, of the Public Records of Crocket County, Texas, encumbering the W/2 of N/4 of NE/4 of Section 127, Block O, G.H. & S.A. RR Co. Survey, Crochet County, Texas (hereinafter "Adams 127-13") and;

WHEREAS. Universal is the designated assignee under that certain "Term Assignment of Oil and Gas Lease" (the Term Lease") between Adams Fee Properties, Inc.. as assignor and Universal Energy Resources, Inc., as assignee, which term lease is recorded as Document # 149125, Book 681, Page 716, of the Public Records of Crocket County, Texas, encumbering the E/2 of NW/4 of NE/4 of Section 127, Block O, G.H. & S.A. RR Co. Survey, Crocket County, Texas (hereinafter "Adams 127-14") and:

WHEREAS: Universal is the designated assignee under that certain “Term Assignment of Oil and Gas Lease” (the "Term Lease") between Adams Fee Properties, Inc., as assignor and Universal Energy Resources, Inc., as assignee, which term lease is recorded as Document # 150319, Book 690, Page 45, of the Public Records of Crocket County, Texas, encumbering the W/2 of NE/4 of NE/4 of Section 127, Block O, G.H.. & S.A. RR Co. Survey, Crocket County, Texas (hereinafter "Adams 127-15") and:

WHEREAS: Universal is the designated assignee under that certain "Term Assignment of Oil and Gas Lease4 (die Term Lease") between Adams Fee Properties, Inc., as assignor and Universal Energy Resources, Inc., as assignee, which term lease is recorded as Document # 150498, Book 691, Page 311, of the Public Records of Crocket County, Texas, encumbering the S/2 of NW/4 of SE/4 of Section 155, Block O, G.H.. & S.A. RR Co. Survey, Crocket County, Texas(hereinafter "Adams 155-2").